      As filed with the Securities and Exchange Commission March 20, 2002.
                               File No. 333-74806

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-4 REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
------------------------------------------------------------------------------

                             MOHAWK INDUSTRIES, INC.
               (Exact Name of Issuer as Specified in its Charter)

           Delaware                                       52-1604305
 (State or Other Jurisdiction of                      (I.R.S. Employer
 Incorporation or Organization)                       Identification Number)

                             160 S. Industrial Blvd.
                             Calhoun, Georgia 30703
                                 (706) 629-7721
              -----------------------------------------------------
              (Address, including zip code, and telephone number of
                          Principal Executive Offices)

               Dal-Tile International Inc. 1990 Stock Option Plan
     (as Amended and Restated) (also known as the 2000 Amended and Restated
                               Stock Option Plan)

                            (Full Title of the Plan)

         Jeffrey S. Lorberbaum                            Copy to:
 President and Chief Executive Officer               Michael L. Stevens
        Mohawk Industries, Inc.                       Alston & Bird LLP
        160 S. Industrial Blvd.                      One Atlantic Center
         Calhoun, Georgia 30703                1201 West Peachtree Street, NW
             (706) 6297721                       Atlanta, Georgia 30309-3424
 (Name and address of agent for service)               (404) 881-7970


==============================================================================

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 filed by Mohawk Industries, Inc. (the "Registrant" or "Mohawk") relates to 2,086,305 shares of the Registrant's common stock, $.01 par value per share (the "Shares"). All of the Shares are issuable pursuant to options issued under the Dal-Tile International Inc. 1990 Stock Option Plan (as amended) (also known as the 2000 Amended and Restated Stock Option Plan). Such options were assumed by the Registrant pursuant to the Agreement and Plan of Merger, as amended, dated as of November 19, 2001, by and between the Registrant, Maverick Merger Sub, Inc. and Dal-Tile International Inc. All of the Shares registered hereby were previously registered on the Registrant's Registration Statement on Form S-4 (File No. 333-74806) (the "Form S-4") and are being transferred to this Registration Statement on Form S-8 by way of this Post-Effective Amendment No. 1 to the Form S-4.

                         -------------------------------

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Dal-Tile International Inc. 1990 Stock Option Plan (as amended and restated) (also known as the 2000 Stock Option
Plan), (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

     (b) Upon written or oral request, the Registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to the Registrant at (706) 629-7721 attn: Jerry L. Melton.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000; and

     (3) The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Article 11 of Mohawk's restated certificate of incorporation, as amended, contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. This provision and Delaware law provide that the provision does not eliminate or limit liability for:

     o for any breach of the director's duty of loyalty to Mohawk or its stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law; or

     o for any transaction from which the director derived an improper benefit.

     Section 145 of the Delaware General Corporation Law permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article 12 of Mohawk's restated certificate of incorporation, as amended, provides for such indemnification.

     Section 145 of the Delaware General Corporation Law also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the corporation would have the power to indemnify such persons against such liabilities under the provisions of such sections. Mohawk has purchased such insurance.

     Section 145 of the Delaware General Corporation Law further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Article XII of Mohawk's amended and restated bylaws contains provisions regarding indemnification that parallel those described above.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

     See Exhibit Index, which is incorporated herein by reference.

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

             (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calhoun, State of Georgia, on the 18th day of March, 2002.

                                      MOHAWK INDUSTRIES, INC.


                                      By: /s/ Jeffrey S. Lorberbaum
                                          -------------------------
                                           Jeffrey S. Lorberbaum
                                           President and
                                           Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.



Name                               Capacity                                    Date
----                               --------                                    ----

/s/ Jeffrey S. Lorberbaum          President and Chief Executive Officer       March 18, 2002
---------------------------        (Principal Executive Officer)
Jeffrey S. Lorberbaum


/s/ John D. Swift                  Vice President and Chief Financial          March 18, 2002
---------------------------        Officer (Principal Financial and
John D. Swift                      Accounting Officer)



          *                        Chairman of the Board of Directors          March 18, 2002
---------------------------
David L. Kolb

          *                        Director                                    March 18, 2002
---------------------------
Leo Benatar

          *                        Director                                    March 18, 2002
---------------------------
Bruce C. Bruckmann

          *
----------------------
Larry W. McCurdy                   Director                                    March 18, 2002


          *                        Director                                    March 18, 2002
---------------------------
Robert N. Pokelwaldt



           *                       Director                                    March 18, 2002
---------------------------
Sylvester H. Sharpe

*By: /s/ John D. Swift
     ----------------------
        Attorney-in-fact


                                  EXHIBIT INDEX

       Exhibit Number                        Description
       --------------                        -----------
            5.1 Opinion of Alston & Bird LLP as to the validity of the shares of Mohawk Industries, Inc. common stock

            23.1          Consent of Alston & Bird LLP (included in Exhibit 5.1)

            23.2          Consent of KPMG LLP

            23.3          Consent of Ernst & Young LLP

            99.1* Dal-Tile International Inc. 1990 Stock Option Plan, as amended and restated (also known as the 2000 Amended and Restated Stock Option Plan) (incorporated herein by reference to Appendix B in Dal-Tile International Inc.'s Definitive Proxy Statement for its 2001 Annual Meeting of stockholders, as filed with the Commission on March 27, 2001).


----------
* Indicates Exhibit incorporated by reference